Mesa Air Group Reports Second Quarter Fiscal 2025 Results

May 20, 2025

PHOENIX, May 20, 2025 – Mesa Air Group, Inc. (NASDAQ: MESA) (“Mesa” or the “Company”) today reported second quarter fiscal 2025 financial and operating results.

Second Quarter Fiscal 2025 Update:

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Total operating revenues of $94.7 million
•
Pre-tax loss of $62.5 million, net loss of $58.6 million, or $(1.42) per diluted share
•
Adjusted net loss1 of $2.9 million2 excludes a $53.8 million loss related to the impairment and loss on sale of assets
•
Adjusted EBITDAR1 of $9.6 million
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Operated at a 99.9% controllable completion factor3
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Scheduled utilization for the quarter of 9.4 block hours per day
•
Operated our last CRJ-900 flight on February 28, 2025

“In the March 2025 quarter, Mesa posted our sixth straight quarter of positive EBITDA and EBITDAR performance, along with our third consecutive quarter of improving block-hour-per-day utilization, which is expected to be 9.8 in the June 2025 quarter,” said Jonathan Ornstein, Mesa Chairman and CEO. “Notably, we flew our final CRJ-900 flight during February, culminating a multi-year transition of our operations. Mesa was the worldwide launch customer for the CRJ-900 and flew the first flight in 2003. Our United fleet now consists exclusively of 60 E-175 aircraft, and when combined with Republic Airways’ fleet upon the closing of our announced transaction, will create one of the world’s leading Embraer operators.”

“We continued to close on sales of surplus CRJ assets and repay debt obligations, and we remain focused on being the strongest possible enterprise by the time of transaction completion,” continued Ornstein. “I want to thank our people for the dedication they have shown during this process, and we look forward to providing enhanced opportunities for them, as well as for our shareholders, as a result of the transaction.”

Mesa Republic Merger Update

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Hart-Scott-Rodino (HSR) filing submitted: May 16, 2025
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Merger expected to close prior to calendar year-end 2025, subject to regulatory approvals, including under the Hart-Scott-Rodino Act, shareholder approvals, and other customary closing conditions
•
Additional details regarding the proposed merger can be found in our Form 8-K filed with the SEC on April 8, 2025

Second Quarter Fiscal 2025 Details

Total operating revenues in Q2 2025 were $94.7 million, lower by $36.8 million, or 28.0%, compared to $131.6 million for Q2 2024. Contract revenue was $68.4 million, lower by $45.4 million, or 39.9%, compared to $113.8 million in Q2 2024. These decreases were driven by the reduction in contractual aircraft with United Airlines, Inc. (“United”), and higher deferred revenue. Also, Q2 2024 results included $8.8 million of revenue attributable to higher E-175 block-hour rates retroactively applied to Q1 2024 flying.

1 See Reconciliation of GAAP versus non-GAAP Disclosures

2 Adjusted net loss primarily excludes a $53.8 million loss related to the impairment and loss on sale of assets

3 Excludes cancellations due to weather and air traffic control

Pass-through revenue increased by $8.6 million, or 48.2%, driven primarily by higher pass-through maintenance expense. Mesa’s Q2 2025 results include, per GAAP, the recognition of $0.7 million of previously deferred revenue, versus the recognition of $7.9 million of previously deferred revenue in Q2 2024. The remaining deferred revenue balance of $14.6 million will be recognized as flights are completed over the remaining term of the United contract.

Total operating expenses in Q2 2025 were $152.0 million, an increase of $32.1 million, or 27%, versus Q2 2024. Compared to Q2 2024, the increase primarily reflects net losses on asset sales of $46.2 million. Excluding these items, Q2 2025 operating expenses were $105.8 million, lower by $11.5 million, or 9.8%, compared to $117.3 million in Q2 2024. This decrease primarily reflects flight operations expense that was lower by $13.1 million, or 26.6%, due to fewer contracted aircraft and decreases in pilot training costs, and depreciation and amortization expense that was lower by $3.9 million, or 39.4%, primarily due to the retirement and sale of CRJ aircraft and engines.

Mesa’s Q2 2025 results reflect a net loss of $58.6 million, or $(1.42) per diluted share, compared to net income of $11.7 million, or $0.28 per diluted share, for Q2 2024. Mesa’s Q2 2025 adjusted net loss was $2.9 million, or $(0.07) per diluted share, versus adjusted net income of $6.3 million, or $0.15 per diluted share, in Q2 2024.

Mesa’s adjusted EBITDA1 for Q2 2025 was $8.3 million, compared to adjusted EBITDA of $26.8 million for Q2 2024. Adjusted EBITDAR was $9.6 million for Q2 2025, compared to adjusted EBITDAR of $28.2 million for Q2 2024.

Second Quarter Fiscal 2025 Operating Performance

Operationally, the Company reported a controllable completion factor of 99.9% for United during Q2 2025. This is compared to a controllable completion factor of 99.9% for United during Q2 2024. Controllable completion factor excludes cancellations due to weather and air traffic control.

For Q2 2025, the Company operated 60 large (70/76 seats) jets under its CPA with United, comprising 57 E-175s and three CRJ-900s. As of March 31, 2025, Mesa was flying a fleet of 60 E-175s and had wound down CRJ-900 flying.

Balance Sheet and Liquidity

Mesa ended the March 2025 quarter with $54.1 million in unrestricted cash and cash equivalents. As of March 31, 2025, the Company had $131.7 million in total debt, secured primarily with aircraft and engines, compared to a balance of $400.1 million as of March 31, 2024. During the quarter, the Company paid $25.6 million in debt, comprising of payments related to CRJ asset sale transactions and scheduled obligations.

Based on the most recent appraisal value of spare parts, Mesa had $12.4 million in available credit under its United facility, subject to approval.

About Mesa Air Group, Inc.

Headquartered in Phoenix, Arizona, Mesa Air Group, Inc. is the holding company of Mesa Airlines, a regional air carrier providing scheduled passenger service to 82 cities in 32 states, the District of Columbia, Cuba, and Mexico. As of March 31, 2025, Mesa operated a fleet of 60 aircraft, with approximately 238 daily departures. The Company had approximately 1,650 employees. Mesa operates all its flights as United Express pursuant to the terms of a capacity purchase agreement entered into with United Airlines, Inc.

Important Cautions Regarding Forward-Looking Statements

This Press Release includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions, and expectations regarding future events, which in turn are based on information currently available to the Company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the ability to complete the proposed merger with Republic on the proposed terms or on the anticipated timeline, or at all, including the risks and uncertainties related to securing the necessary stockholder approval and satisfaction of other closing conditions to consummate the proposed transaction, the Company’s ability to respond in a timely and satisfactory matter to the inquiries by Nasdaq, the Company’s ability to regain compliance with Listing Rule, the Company’s ability to become current with its reports with the SEC, and the risk that the completion and filing of the Form 10-Q will take longer than expected. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC, including the risk factors contained in its most recent Annual Report on Form 10-K and the Company’s other subsequent filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

Contact:

Mesa Air Group, Inc.

Media

media@mesa-air.com

Investor Relations
investor.relations@mesa-air.com

MESA AIR GROUP, INC.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands, except per share amounts) (Unaudited)

	Three months ended March 31,		Six months ended March 31,
	2025	2024	2025	2024
Operating revenues:
Contract revenue	$ 68,423	$ 113,820	$ 149,101	$ 214,920
Pass-through and other revenue	26,324	17,762	48,879	35,439
Total operating revenues	94,747	131,582	197,980	250,359

Operating expenses:
Flight operations	36,197	49,329	71,470	101,147
Maintenance	43,539	44,272	90,066	92,899
Aircraft rent	1,324	1,408	2,940	2,612
General and administrative	11,484	11,133	21,003	23,142
Depreciation and amortization	5,955	9,823	13,934	23,116
Asset impairment	46,173	2,659	111,838	43,043
Loss on sale of assets	7,706	—	54,397	—
(Gain) on extinguishment of debt	—	—	—	(2,954)
Other operating expenses	(379)	1,315	381	4,159
Total operating expenses	151,999	119,939	366,029	287,164
Operating income (loss)	(57,252)	11,643	(168,049)	(36,805)

Other income (expense), net:
Interest expense	(5,334)	(10,640)	(12,398)	(21,800)
Interest income	24	14	41	28
Gain on investments	—	7,230	—	7,230
Unrealized loss on investments, net	(11)	(6,499)	(53)	(4,048)
Gain on debt forgiveness	—	10,500	4,500	10,500
Other income, net	79	(516)	(2,820)	(359)
Total other income (expense), net	(5,242)	89	(10,730)	(8,449)
Income (loss) before taxes	(62,494)	11,732	(178,779)	(45,254)
Income tax expense (benefit)	(3,863)	72	(5,591)	936
Net income (loss)	$ (58,631)	$ 11,660	$ (173,188)	$ (46,190)

Net income (loss) per share attributable to common shareholders
Basic	$ (1.42)	$ 0.28	$ (4.19)	$ (1.13)
Diluted	$ (1.42)	$ 0.28	$ (4.19)	$ (1.13)

Weighted-average common shares outstanding
Basic	41,334	41,068	41,333	41,004
Diluted	41,334	41,068	41,333	41,004

MESA AIR GROUP, INC.

Consolidated Balance Sheets

(In thousands) (Unaudited)

	March 31, 2025	September 30, 2024
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$ 54,116	$ 15,621
Restricted cash	3,043	3,009
Receivables, net	14,674	5,263
Expendable parts and supplies, net	13,649	28,272
Assets held for sale	75,812	5,741
Prepaid expenses and other current assets	2,283	3,371
Total current assets	163,577	61,277

Property and equipment, net	36,846	426,351
Lease and equipment deposits	583	1,289
Operating lease right-of-use assets	7,050	7,231
Deferred heavy maintenance, net	—	6,396
Assets held for sale	—	86,605
Other assets	6,896	7,709
TOTAL ASSETS	$ 214,952	$ 596,858

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and finance leases	$ 98,603	$ 50,455
Current portion of deferred revenue	5,381	3,932
Current maturities of operating leases	1,535	1,681
Accounts payable	55,972	72,096
Accrued compensation	11,498	12,797
Customer deposits	849	1,189
Other accrued expenses	28,199	32,308
Total current liabilities	202,037	174,458

NONCURRENT LIABILITIES:
Long-term debt and finance leases, excluding current portion	31,652	259,816
Noncurrent operating lease liabilities	6,890	6,863
Deferred credits	—	3,020
Deferred income taxes	596	8,173
Deferred revenue, net of current portion	9,209	5,707
Other noncurrent liabilities	26,973	28,579
Total noncurrent liabilities	75,320	312,158
Total liabilities	277,357	486,616

STOCKHOLDERS' EQUITY:

Common stock of no par value and additional paid-in capital, 125,000,000 shares authorized; 41,334,433 (2025) and 41,331,719 (2024) shares issued and outstanding, 4,899,497 (2025) and 4,899,497 (2024) warrants issued and outstanding	272,918	272,376
Accumulated deficit	(335,323)	(162,134)
Total stockholders' equity	(62,405)	110,242
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 214,952	$ 596,858

MESA AIR GROUP, INC.

Operating Highlights

(Unaudited)

	Three months ended
	March 31,
	2025	2024	Change
Available seat miles (thousands)	890,987	961,761	(11.3)%
Block hours	39,517	43,270	(12.7)%
Average stage length (miles)	600	544	6.5%
Departures	19,894	23,691	(17.4)%
Passengers	1,174,960	1,422,702	63.3%
Controllable completion factor*
United	99.88%	99.85%	0.0%
Total completion factor**
United	97.02%	97.15%	(0.1)%

*Controllable completion factor excludes cancellations due to weather and air traffic control

**Total completion factor includes all cancellations

Reconciliation of non-GAAP financial measures

Although these financial statements are prepared in accordance with accounting principles generally accepted in the U.S. ("GAAP"), certain non-GAAP financial measures may provide investors with useful information regarding the underlying business trends and performance of Mesa's ongoing operations and may be useful for period-over-period comparisons of such operations. The tables below reflect supplemental financial data and reconciliations to GAAP financial statements for the three months and six months ended March 31, 2025 and March 31, 2024. Readers should consider these non-GAAP measures in addition to, not a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures exclude some, but not all items that may affect the Company's net income or loss. Additionally, these calculations may not be comparable with similarly titled measures of other companies.

Reconciliation of GAAP versus non-GAAP Disclosures

(In thousands) (Unaudited)

Three Months Ended March 31, 2025				Three Months Ended March 31, 2024
Income (Loss) Before Taxes	Income Tax (Expense) Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share	Income (Loss) Before Taxes	Income Tax (Expense) Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share

GAAP income (loss)	$(62,494)	$3,863	$(58,631)	$(1.42)	$ 11,732	$ (72)	$ 11,660	$ 0.28
Adjustments(1)(2)(3)(4)(5)(6)(7)(8)(9)	59,550	(3,681)	55,869	$ 1.35	(5,423)	33	(5,390)	$ (0.13)
Adjusted income (loss)	(2,944)	182	(2,762)	$ (0.07)	6,309	(39)	6,270	$ 0.15

Interest expense	5,334				10,640
Interest income	(24)				(14)
Depreciation and amortization	5,955				9,823
Adjusted EBITDA	8,321				26,758

Aircraft rent	1,324				1,408
Adjusted EBITDAR	$ 9,645				$ 28,166

(1) $10.5 million gain on debt forgiveness during the three months ended March 31, 2024.

(2) $6.5 million loss resulting from changes in the fair value of the Company's investments in equity securities during the three months ended March 31, 2024.

(3) $7.2 million gain on the transfer of investments in equity securities during the three months ended March 31, 2024.

(4) $0.9 million loss for early payment fees on the retirement of debt during the three months ended March 31, 2024.

(5) $46.2 million and $2.7 million impairment loss related to held for sale assets during the three months ended March 31, 2025 and March 31, 2024, respectively.

(6) $1.3 million and $1.2 million loss on deferred financing costs related to the retirement of debts during the three months ended March 31, 2025 and March 31, 2024 respectively.

(7) $3.6 million and $1.2 million in third party costs associated with significant, non-recurring transactions during the three months ended March 31, 2025 and March 31, 2024, respectively.

(8) $7.7 million net loss and $0.2 million gain on the sale of assets during the three months ended March 31, 2025 and March 31, 2024, respectively.

(9) $0.7 million in miscellaneous costs associated with the sale of assets during the three months ended March 31, 2025.

	Six Months Ended March 31, 2025				Six Months Ended March 31, 2024
	Income (Loss) Before Taxes	Income Tax (Expense) Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share	Income (Loss) Before Taxes	Income Tax (Expense) Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP income (loss)	$(178,779)	$ 5,591	$(173,188)	$ (4.19)	$ (45,254)	$ (936)	$ (46,190)	$ (1.13)
Adjustments(1)(2)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)	171,816	(5,373)	166,433	$ 4.03	32,217	666	32,883	$ 0.80
Adjusted income (loss)	(6,963)	218	(6,745)	$ (0.16)	(13,037)	(270)	(13,307)	$ (0.32)

Interest expense	12,398				21,800
Interest income	(41)				(28)
Depreciation and amortization	13,934				23,116
Adjusted EBITDA	19,328				31,851

Aircraft rent	2,940				2,612
Adjusted EBITDAR	$ 22,268				$ 34,463

(1) $3.0 million gain on extinguishment of debt the six months ended March 31, 2024.

(2) $7.2 million gain on the transfer of investments in equity securities during the six months ended March 31, 2024.

(3) $0.9 million loss for early payment fees on the retirement of debt during the six months ended March 31, 2024.

(4) $4.5 million and $10.5 million gain on debt forgiveness during the six months ended March 31, 2025 and March 31, 2024, respectively.

(5) $0.1 million and $4.0 million loss resulting from changes in the fair value of the Company's investments in equity securities during the six months ended March 31, 2025 and March 31, 2024, respectively.

(6) $51.1 million and $43.0 million impairment loss related to held for sale assets during the six months ended March 31, 2025 and March 31, 2024, respectively.

(7) $2.0 million and $1.3 million loss on deferred financing costs related to the retirement of debts during the six months ended March 31, 2025 and March 31, 2024 respectively.

(8) $4.3 million and $3.2 million in third party costs associated with significant, non-recurring transactions during the six months ended March 31, 2025 and March 31, 2024, respectively.

(9) $54.4 million and $0.2 million net loss on the sale of assets during the six months ended March 31, 2025 and March 31, 2024, respectively.

(10) $0.7 million in miscellaneous costs associated with the sale of assets during the six months ended March 31, 2025.

(11) $2.9 million loss on the write off of interest related to the sale of aircraft during the six months ended March 31, 2025.

(12) $60.7 million impairment loss related to the write down of net book value of certain aircraft during the six months ended March 31, 2025.

Source: Mesa Air Group, Inc.